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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            URBAN COOL NETWORK, INC.
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Pursuant to the  provisions  of Sections 242 and 245 of the General  Corporation
Law of the State of Delaware, the undersigned hereby certifies as follows:

1.    The  name  of  the   corporation  is  URBAN  COOL  NETWORK,   INC.  (the
      "Corporation").

2. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State on January 28, 1998 under the original name of Urban Cool Network Inc.

3. The Certificate of Incorporation, as heretofore amended, is hereby amended or changed as follows to effect one or more of the amendments or changes authorized by the Delaware General Corporation Law:

      (a) To delete Articles ONE through THIRTEEN in their entirety and to amend the Certificate of Incorporation as set forth below.

      (b) To change Article FOURTH: to change 3,000,000 authorized shares of common stock, par value per share (the "Common Stock"), 345,725 of which are issued into 2,850,000 issued shares, par value $.01 per share, said change to be at the rate of 8.24354 shares of Common Stock, par value $.01 per share, for each share of Common Stock outstanding, to increase the number of shares authorized of Common Stock from 3,000,000 to 30,000,000, par value $.01 per share, and to increase the number of authorized shares of Preferred Stock from 100,000 to 3,000,000, par value $.01 per share.

4. The restatement of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and has been approved pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, notice having been given as provided in said Section.

5. The text of the Certificate of Incorporation of the Corporation is hereby restated as further amended or changed herein to read in full as follows:

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      FIRST:  The name of the  corporation  is Urban Cool  Network,  Inc. (the
"Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, 19901, and its registered agent at such address is National Registered Agents, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General

Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is thirty three million (33,000,000) which shall consist of (i) thirty million (30,000,000) shares of common stock, $.01 par value per share (the ACommon Stock), and (ii) three million (3,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock").

                                     PART A
                                  COMMON STOCK

1. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment.

2. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

3. Each holder of shares of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the
Common Stock, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, or any resolutions adopted by the Board of Directors pursuant thereto, with respect to the Preferred Stock.

                                     PART B
                                 PREFERRED STOCK

      Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or

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conversion into Common Stock,  to the fullest extent now or hereafter  permitted by the General Corporation Law of the State of Delaware.

      Without limiting the generality of the foregoing paragraph, the authority of the Board of Directors with respect to each series of Preferred Stock shall include, without limitation, the determination of any of the following matters:

      A. the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

      B. the rights of holders of shares of such series to receive dividends thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in preference to, or in any other relation to, dividends payable on any other class or series of stock, and whether such dividends shall be cumulative or noncumulative;

      C. the terms and provisions governing the redemption of shares of such series, if such shares are to be redeemable;

      D. the terms and provisions governing the operation of retirement or sinking funds, if any;

      E. the voting power of such series, whether full, limited or none;

      F. the rights of holders of shares of such series upon the liquidation, dissolution or winding up of, or upon distribution of the assets of, the Corporation;

      G. the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, any other class of stock, or of any series thereof, and the prices or rates for such conversions or exchanges, and any adjustments thereto; and

      H. any other preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

      The shares of each series of Preferred Stock may vary from the shares of any other series of Preferred Stock as to any of such matters.

      FIFTH: No owner or holder of a security of the Corporation shall be entitled as a matter of right to purchase or receive any security of the Corporation now or hereafter authorized except as and to the extent that the Board of Directors in its absolute discretion may determine. Any security of the Corporation may be disposed of by the Corporation to such persons and upon such terms as may be specified by the Board of Directors or as may be specified pursuant to authority granted by the Board of Directors. The word "security" means a share of any class, any evidence of indebtedness, any right to purchase or receive any such share or evidence of indebtedness, or any instrument convertible into or containing a right to purchase or receive any such share or evidence of indebtedness, or, without limiting the generality of the foregoing, any instrument commonly known at the time as a "security".

      SIXTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation,

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provided  that any By-Laws  made,  altered,  amended or repealed by the Board of
Directors may be altered, amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

      SEVENTH: A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of Delaware for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

      EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expense, liabilities, or other matters referred to in or covered by said sections, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to acts in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      TENTH: The directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of the foregoing sentence by

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the  stockholders  of the  Corporation  shall not adversely  affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

      ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned has subscribed this document on the date set forth below and does hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by the undersigned and are true and correct.

Date:  July ___, 1999

                                    URBAN COOL NETWORK, INC.

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                                    Name:  Jacob R. Miles, III
                                    Title:  President